                                       LIMITED POWER OF ATTORNEY

     I,  Francis J.  Aguilar,  hereby  constitute  and appoint  each of David G.

Maffucci, Ronald T. Lindsay and William A. McCormick, signing singly, as my true and  lawful  attorney-in-fact  to (1) sign on my  behalf,  in my  capacity  as a director of Bowater  Incorporated  (the  "Company"),  and any  affiliate  of the

Company required to file any Form (as defined below),  any document necessary to complete the execution of any form required  under Section 16 of the  Securities

Exchange Act of 1934, as amended,  and the rules  thereunder  ("Section 16") and

Rule 144  under the  Securities  Act of 1933  ("Rule  144"),  including  without limitation  Forms 3, 4, 5 and 144 (each,  a "Form"),  (2) do and perform any and all acts for and on my behalf that may be necessary or desirable to complete and execute any Form and  arrange for the filing of the Form with the United  States

Securities and Exchange  Commission and any required stock exchanges in a timely manner and (3) take any other action of any type  whatsoever in connection  with the foregoing which, in the opinion of such attorney-in-fact,  may be of benefit to, in the best  interest  of, or  legally  required  by me in  connection  with

Section 16 and Rule 144, it being understood that the documents executed by such attorney-in-fact  on my behalf  pursuant to this Limited Power of Attorney shall

be  in  such  form  and  shall  contain  such  terms  and   conditions  as  such

attorney-in-fact shall approve in his reasonable discretion. I hereby revoke any and all prior limited powers of attorney  granted with respect to Section 16 and

Rule 144.

     The  authority  granted in this power of attorney of each of Mr.  Maffucci,

Mr. Lindsay, or Mr. McCormick as my duly authorized representative to sign on my behalf is limited to the signing  and filing of the Forms.  I  acknowledge  that neither Mr.  Maffucci,  Mr.  Lindsay nor Mr.  McCormick is assuming,  nor is the

Company or any affiliate of the Company assuming,  any of my responsibilities to comply with Section 16 and Rule 144.

         I hereby grant to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary,

or proper to be done in the exercise of any of the rights and powers granted in this power of attorney, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

     This Power of Attorney  shall remain in full force and effect until I am no longer required to file any Form with respect to my holdings of and transactions in  securities  issued by the Company or any  affiliate of the  Company,  unless earlier  revoked  by me in a  signed  writing  delivered  to Mr.  Maffucci,  Mr.

Lindsay, Mr. McCormick or the Company.

     IN WITNESS  WHEREOF,  I have executed this Power of Attorney as of July 28,

2004.

                                                    /s/ Francis J. Aguilar

                                                   ----------------------

                                                    Francis J. Aguilar